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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Boyd Bros. Transportation Inc.:

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Boyd Bros. Transportation Inc. and subsidiary for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of Boyd Bros. Transportation Inc. and subsidiary operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Birmingham, Alabama
February 9, 2001 (March 28, 2001 as to the waiver letters described in Note 4)